Press Release #201701	FOR IMMEDIATE RELEASE	January 12, 2017

Lithium Technology Bench Test Recovery Underway

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce the Lithium recovery bench test is now underway, parameters for bench test data are outlined in the press release dated December 13, 2016.

Results of the bench test will be released upon 3rd party verification by an independent lab analysis. Enertopia and Genesis Water Technologies Inc. (GWT) believe the Lithium processing technology that is being used could change dramatically the current footprint in the Lithium industry. Enertopia and GWT a leading North American company in the field of water treatment and brine recovery are working to evaluate the feasibility of recovering lithium from brine with specialized recovery technology.

“While we all eagerly await the bench test results in the coming weeks, the Company is hard at work mapping out the next steps for project advancement and corporate development.” Stated President and CEO Robert McAllister

2017 Lithium Market Update:

  While 2016 saw the emergence of the growing Electric Vehicle (EV) demand and it’s resulting positive effect on Lithium demand and sharply rising prices. Several Analysts predict the convergence of EV’s with driverless vehicles to accelerate the demand growth in the Lithium sector. On January 3rd, auto maker Ford announced a new $700 million Assembly Plant to create a factory capable of producing high-tech electrified and autonomous vehicles. Ford also announced it would launch fully electric SUV with an estimated range of at least 300 miles and two new electrified police vehicles.

  Recent news on the Lithium technology brine recovery side from Pure Energy and MGX Minerals show how technology is changing the Lithium brine mining recovery focus and the market acceptance of these new and emerging technologies.

  Now for the first time, the market place is beginning to grasp the importance of the convergence in EV’s, artificial intelligence for autonomous vehicles and emerging new Lithium recovery technologies that when combined are changing and will change the way our society moves around and the very positive effect this will have on our World.

“Enertopia looks forward in receiving the results of the bench test analysis. We are continuing our ongoing exploration work at our three Nevada Lithium brine projects and continued due diligence in the mineral sector. Modern technology is revolutionizing ways and providing a better way to mine and protect our environment. We are enthusiastic in becoming leaders in this evolution,” Stated President and CEO Robert McAllister

About Enertopia

Enertopia is exploring a portfolio of three prospective lithium projects in Nevada and reviewing other mineral projects, while concurrently working with water purification technology partner GWT using patent pending technology that is believed able to recover Lithium from brine solutions. Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its technology, mining projects, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release